American Safety Insurance Holdings, Ltd.

Reports Resignation of Chief Accounting Officer

HAMILTON, Bermuda, August 31, 2009 – American Safety Insurance Holdings, Ltd. (NYSE:ASI) today reported that Laura L. Ervin, the Company’s Chief Accounting Officer, resigned to pursue other interests. Her resignation is effective as of August 28, 2009.

Stephen R Crim, President and Chief Executive Officer, said: “Laura has made significant contributions to American Safety and her dedication and hard work are appreciated. We wish her the best in her future pursuits. “

About Us:

American Safety Insurance Holdings, Ltd. (NYSE:ASI), a Bermuda holding company, offers innovative solutions outside the U.S. in the reinsurance and alternative risk markets through its subsidiaries, American Safety Reinsurance, Ltd. and American Safety Assurance, Ltd., and in the U.S. for specialty risks and alternative risk markets through its program administrator, American Safety Insurance Services, Inc., and insurance company subsidiaries and affiliates, American Safety Casualty Insurance Company, American Safety Indemnity Company, American Safety Risk Retention Group, Inc. and American Safety Assurance (Vermont), Inc. As a group, ASI’s insurance subsidiaries and affiliates are rated “A” (Excellent) VIII by A.M. Best. For additional information, please visit www.asih.bm.

Contacts:

American Safety Insurance Holdings, Ltd.
Investor Relations
Stephen R. Crim
scrim@amsafety.bm
(441) 296-8560